                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 17, 1998 accompanying the consolidated financial statements of Citadel Technology, Inc. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


Dallas, Texas
November 24, 1998